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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Springs Industries, Inc. on Form S-8 of our report dated January 30 (February 20, 2001 as to the last paragraph in Note 15), incorporated by reference in the Annual Report on Form 10-K of Springs Industries, Inc. for the year ended December 30, 2000.

Deloitte & Touche LLP

Charlotte, North Carolina
July 12, 2001